CONFIDENTIAL PATENT LICENSE AGREEMENT

This patent license agreement ("**Agreement**") is effective as of October 16, 2007 ("**Effective Date**") by and between Microsoft Corporation, a Washington corporation having a primary place of business at One Microsoft Way, Redmond, Washington, USA 98052 ("**Microsoft**"), and Timeline Inc., having a primary place of business at 1700 Seventh Avenue, Suite 2100, Seattle, WA 98101-1332 ("**Timeline**"). Microsoft and Timeline are herein referred to separately as "a party" or collectively as "the parties" and when capitalized as "Party" or "Parties" also includes their respective Affiliates.

RECITALS

Timeline acknowledges the ownership or control of certain patents by Timeline and its Affiliates and a desire to grant rights to Microsoft and its Affiliates and third parties under such patents.

Timeline and Microsoft are entering into a Settlement Agreement contemporaneously herewith (the "**Settlement Agreement**").

In consideration of the mutual covenants and conditions stated herein and for good and valuable consideration, the parties agree as set forth herein.

AGREEMENT

1. DEFINITIONS

1.1 "Affiliate" means with respect to any party, any person or entity that at any time during the Term directly (or through a Controlled intermediary) Controls, is Controlled by or is under common Control with such party, person or entity. "**Control**" means the possession (directly or through one or more controlled intermediaries) of the power to direct or cause the direction of the management and policies of a legally recognizable entity, whether through the ownership of fifty percent (50%) or more of the voting shares or other controlling interests.

1.2 "Customer" means Microsoft and its Affiliates' direct and indirect distributors, dealers and customers (including end users and original equipment manufacture customers).

1.3 "Licensed Patents" means all Patents involved in The Actions, including US Patent Nos. 5,802,511, 6,023,694, 6,026,392, 6,625,617, 6,631,382, and all reissues, reexaminations, continuations, parents, continuations-in-part, divisionals and foreign counterparts to any of the foregoing.

1.4 "Licensed Products" means all products and services of Microsoft and its Affiliates including any software, hardware or other product or service that is marketed, offered, distributed or provided (whether pursuant to sale, license, subscription service, remote hosting, terminal services, distributable software product, distributable service or otherwise) by Microsoft or a Microsoft Affiliate, provided Licensed Products shall not include Foundry Products. A "**Foundry Product**" means a product which is designed by or for a third party without substantial input from a Party and made, reproduced, sold,

leased, licensed by, or otherwise transferred from such Party, on essentially an exclusive basis, (i) to that third party, or (ii) to that third party's customers, or (iii) as directed by that third party.

1.5 "**Patents**" means any and all patents, utility models, patent registrations, and equivalent rights (including originals, divisionals, provisionals, re-exams, continuations, continuations-in-part, extensions or reissues), and applications for the foregoing in all countries of the world, and any other procedure or formality with respect to the aforesaid that can result in an enforceable patent right anywhere worldwide.

2. LICENSES & COVENANTS

2.1 License Grants. Subject to Microsoft making the payment set forth in Section 4.1 of the Settlement Agreement, Timeline on behalf of itself and its present and future Affiliates (collectively "**Grantor**") grants to Microsoft and its present and future Affiliates (each as a "**Grantee**"), a worldwide, irrevocable, non-exclusive, perpetual, and royalty-free license under the Licensed Patents to (i) make, have made, use, lease, import, offer for sale, sell, supply, otherwise transfer, and promote the commercialization of (collectively "**Supply**"), the Licensed Products, (ii) use any product or practice any process or method, and (iii) Supply Licensed Products as components for use in their intended manner in other products and services.

2.2 Combinations. Without limiting the rights granted in Section 2.1, subject to Microsoft making the payment set forth in Section 4.1 of the Settlement Agreement, Grantor hereby grants to Microsoft, its Affiliates, Customers and all third parties, a worldwide, irrevocable, nonexclusive, perpetual and royalty-free license under all claims of the Licensed Patents to Supply the combination of a Licensed Product with other products or services wherein (i) at least one component of, or step performed by, the Licensed Product in such combination corresponds to a limitation in such claims, or (ii) there would otherwise be no direct infringement by such combination without the inclusion of the Licensed Product or portion thereof; provided the foregoing does not include a license with respect to any third party unlicensed components, products or services apart from such combination.

2.3 Indirect Infringement. Subject to Microsoft making the payment set forth in Section 4.1 of the Settlement Agreement, Timeline and its Affiliates shall not assert against Microsoft or any of its Affiliates any claim of indirect infringement (including, without limitation, contributory infringement and inducing infringement) of any Licensed Patent, including any claims based upon Microsoft or its Affiliates communicating information (e.g. specifications, design guides) or providing Licensed Products to any third party.

2.4 Additional Customer Rights. Subject to Microsoft making the payment set forth in Section 4.1 of the Settlement Agreement, Grantor hereby grants to Customers a worldwide, irrevocable, nonexclusive, perpetual and royalty-free license under the Licensed Patents to Supply those portions of products and services that are needed to communicate or interface with Licensed Products of Microsoft.

2.5 Express & Implied Licenses. No express or implied licenses are granted under this Agreement for copyright, trademark, trade dress, service mark, trade secret, know-how, or other non-Patent intellectual property.

2.6 Future Affiliates. Notwithstanding the above, if an Affiliate of Microsoft is acquired or otherwise formed after the Effective Date, the licenses, covenants and releases granted under this

Agreement shall only extend prospectively to such Affiliate, effective as of the date on which the Affiliate becomes an Affiliate of Microsoft.

2.7 Former Affiliates of Timeline. If an Affiliate of Timeline ceases to be an Affiliate after the Effective Date and the Affiliate owns or controls any Licensed Patents, the licenses, covenants and releases shall continue with the Affiliate for the life of the Licensed Patents.

2.8 Former Affiliates of Microsoft. In the event that an Affiliate, business unit or other asset(s) of Microsoft or its Affiliates becomes an un-Affiliated entity (e.g. by means of a sale or spin-out) then such un-Affiliated entity shall retain and be bound by all of the licenses, rights and obligations granted or imposed under this Agreement with respect to such un-Affiliated entity's ongoing business (including natural growth and expansion) at the time the Affiliate ceased to be an Affiliate, provided that the license, covenants and releases shall not extend to the existing products and services of any third party purchaser of such un-Affiliated entity.

3. WARRANTIES AND DISCLAIMERS

3.1 Proper Authority. Timeline represents and warrants on behalf of itself and its Affiliates that it has full right, power, and authority to (a) enter into this Agreement, and (b) grant the licenses, covenants, and releases herein under the Licensed Patents. Each party further warrants that the individuals signing this Agreement have full authority and are duly authorized and empowered to execute on behalf of the party and its Affiliates for which they are signing. Each party also covenants that it will obtain, maintain and exercise all rights necessary to bind any Affiliate acquired or otherwise formed after the Effective Date to all applicable terms of this Agreement.

3.2 Warranty Disclaimers. Neither party makes any representation or warranty (a) as to the scope, coverage, validity, or enforceability of any of its Licensed Patents, or (b) that a product made or service performed in accordance with its Licensed Patents is free from third party intellectual property claims.

3.3 Limitation on Damages. Except in the case of fraud, in no event shall either party be liable for any incidental, special, consequential, exemplary, or indirect damages for breach of this Agreement, including any loss of revenue, profit, or use, even if a party has been apprised of the likelihood of such damages.

4. RELEASES

Subject to Microsoft making the payment set forth in Section 4.1 of the Settlement Agreement, Timeline, on behalf of itself and its present Affiliates, irrevocably releases Microsoft and its present Affiliates from any liability for patent infringement arising prior to the Effective Date. Subject to Microsoft making the payment set forth in Section 4.1 of the Settlement Agreement, Timeline, on behalf of itself and its present Affiliates, also irrevocably releases all third parties, including Customers of Microsoft and its present Affiliates, from any liability for patent infringement arising prior to the Effective Date, but only to the extent that such patent infringement would have been licensed or subject to the covenants or other rights provided under this Agreement if it had occurred after the Effective Date.

5. PAYMENT

The Parties agree that the payment made by Microsoft to Timeline set forth in Section 4.1 of the Settlement Agreement, and the mutual obligations of the Parties in the Settlement Agreement and this Agreement, constitute full consideration for the Settlement Agreement and this Agreement. All licenses, covenants, releases and other rights received by Microsoft, its Affiliates and its Customers hereunder are irrevocable.

6. TAXES

Each party shall pay any applicable taxes (including sales, income and value added taxes) imposed by any national governments, including any political subdivision thereof, as a result of entering into or performing under this Agreement. In the event such a tax becomes payable as a result of the license by or to a party's Affiliate pursuant to this Agreement, the party shall be responsible for determining the amount of and paying, or causing such Affiliate to pay, the tax.

7. TERM

This Agreement shall remain continuously in effect until the last of the Licensed Patents expires and is no longer enforceable ("Term"). All license, covenant and release rights provided under this Agreement shall survive expiration or termination.

8. ACQUISITION OF A PARTY

The merger, acquisition or change of Control of Microsoft, Timeline or any of their Affiliates shall not affect any licenses, covenants or releases granted under this Agreement with respect to the Licensed Patents.

9. ASSIGNMENTS

Timeline shall not assign, grant, sell or otherwise transfer any right under any of its Licensed Patents, including a merger, acquisition or change of Control of Timeline or its Affiliates, unless such assignment, grant, sale or other transfer is made subject to the terms and conditions of this Agreement in a writing signed by Timeline and the transferee such that any transferee must accept all of the terms and conditions of this Agreement as if such transferee had executed this Agreement itself in the place of Timeline and it Affiliates. Any purported assignment, grant, sale or other transfer in derogation of the foregoing shall be void.

10. FREEDOM TO DO BUSINESS

The license grants, covenants and releases in this Agreement shall not be construed as limiting the rights which the Parties might otherwise have outside the scope of this Agreement, or as contractually restricting the right of either Party to make, have made, use, lease, license, sell, or otherwise dispose of any particular product or service, including products or services not herein subject to the license, releases or covenants not to sue.

11. APPLICABLE LAW

The validity, construction, and performance of this Agreement shall be governed by and construed first in accordance with the federal laws of the United States to the extent federal subject matter jurisdiction exists, and second in accordance with the laws of the State of Washington, exclusive of its choice of law rules. With respect to all civil actions or other legal or equitable proceedings directly arising between the parties or any of their Affiliates under this Agreement, the Parties consent to exclusive jurisdiction

and venue in the United States District Court sitting in King County, Washington, unless no federal subject matter jurisdiction exists, in which case the Parties consent to exclusive jurisdiction and venue in the Superior Court of King County, Washington (collectively, the "**Forums**"). Each party irrevocably consents to personal jurisdiction and waives the defense of forum non conveniens in the Forums with respect to itself and its Affiliates. Process may be served on either Party in the manner authorized by applicable law or court rule.

12. CONFIDENTIALITY

12.1 Non-Confidential. The existence of this Agreement and its named parties is not confidential.

12.2 Confidential. All terms and conditions in this Agreement, except the subject matter identified in Section 12.1 above, including the payment amount in Section 5, shall be kept in confidence by the Parties, and shall not be disclosed without prior written consent of the other party except under confidentiality (a) pursuant to the normal course of Microsoft's business with bona-fide Customers, (b) pursuant to the normal course of Timeline's business with bona-fide potential licensees or acquirers, (c) to any governmental body having jurisdiction to require disclosure, (d) as may be required by law or legal process, including to legal and financial advisors in their capacity of advising a party in such matters, (e) to accountants, banks, and financing sources and their advisors solely in connection and compliance with financial transactions and reporting, or (f) while obtaining legal advice from legal counsel as needed in the normal course of business. In addition, the terms of this Agreement may be disclosed to the extent necessary to comply with reporting and disclosure obligations of applicable securities laws.

13. ENTIRE AGREEMENT

This Agreement and the Settlement Agreement reflect the complete understanding of the parties regarding the subject of the Agreement, and supersede all prior related negotiations; provided, however, any licenses, covenants, releases or other rights granted to Microsoft, its Affiliates, Customers, and other third parties in any separate agreements between the Parties shall continue in full force and effect and shall be cumulative of the licenses, covenants, releases or other rights granted herein. For the avoidance of doubt, the licenses, covenants, releases and other rights granted by Timeline in the Patent License Agreement dated June 1, 1999 (as amended from time to time) shall also remain in full force and effect and shall also be irrevocable.

14. SEVERABILITY

To the extent any terms or conditions of the Agreement are held invalid or unenforceable in a jurisdiction, those terms or conditions will be enforced to the maximum extent possible in that jurisdiction and the remaining terms and conditions shall retain full force and effect in that jurisdiction, so long as the remaining Agreement continues to express the intent of the parties.

15. NOTICES

Any notice under this Agreement shall be effective upon receipt when made in writing and delivered to the other party at the address stated below. Notice by facsimile is effective upon receipt if an original signature copy is mailed contemporaneously to the other party at the address stated below.

For Microsoft: For Timeline:

Microsoft Corporation
One Microsoft Way
Redmond, WA USA 98052
Attn: Bill Harmon
Attn: Director of IP Licensing
Law and Corporate Affairs
Facsimile: 425.936.7329

Timeline, Inc.
1700 Seventh Avenue, Suite 2100
Seattle, WA 98101-1332
Attn: ____________

Facsimile: ____________

16. MODIFICATIONS

This Agreement may not be modified after the Effective Date except by a written amendment that expressly references this Agreement and that is signed by an authorized officer of the respective parties.

17. DISPUTE RESOLUTION; ATTORNEYS FEES

In any action, suit or other proceeding to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its costs and expenses (including, without limitation, attorneys fees) reasonably incurred in connection with such proceeding or any appeal thereof.

18. SIGNATURES

18.1 By Facsimile. This Agreement may be executed in counterparts, each of which shall be deemed an original, but each together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall deliver original signature copies of this Agreement to the other party as soon as practicable following execution thereof.

18.2 Agreement. The parties indicate their agreement to the terms herein by the signatures of their authorized representative below.

Microsoft Corporation

By: Thomas W Burt

Name: THOMAS W BURT

Title: CORP VP & DGC

Date: 10/16/2007

Timeline, Inc.

By: C Osenbaugh

Name: Charles Osenbaugh

Title: President

Date: Oct 15, 2007